SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ANAREN, INC.

(Exact name of Registrant as specified in its charter)

New York	16-0928561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6635 Kirkville Road

East Syracuse, New York 13057

(315) 432-8909

(Address, Including Zip Code, and Telephone Number, Including Area Code, or Registrant's Principal Executive Offices)

Lawrence A. Sala, President and CEO

6635 Kirkville Road

East Syracuse, New York 13057

(Name and address of agent for service)

(315) 432-8909

(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On September 28, 2001, Anaren Microwave, Inc. (now Anaren, Inc.) (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form S-3, (the “Registration Statement”), registering the offer and sale of 95,704 shares of its common stock, Registration No. 333-70422 (the “Offering Securities”), which was declared effective by the Securities and Exchange Commission. The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effectiveness of this post-effective amendment, all shares of the Offering Securities that remain unsold under the Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in East Syracuse, New York on February 18, 2014.

ANAREN, INC.

By: /s/ Lawrence A. Sala

Lawrence A. Sala

3